EXHIBIT 99.1

Aerojet Rocketdyne Holdings, Inc. Reports Third Quarter 2016 Results

EL SEGUNDO, Calif., Nov. 01, 2016 (GLOBE NEWSWIRE) -- Aerojet Rocketdyne Holdings, Inc. (NYSE:AJRD) today reported results for the third quarter ended September 30, 2016.

Financial Overview

Third quarter of fiscal 2016 compared to third quarter of fiscal 2015

  Net sales for the third quarter of fiscal 2016 totaled $463.8 million compared to $441.0 million for the third quarter of fiscal 2015.
  Net loss for the third quarter of fiscal 2016 was $(11.1) million, or $(0.17) loss per share, compared to net loss of $(37.9) million, or $(0.61) loss per share, for the third quarter of fiscal 2015. Net loss for the third quarter of fiscal 2016 included (i) a pre-tax charge of $34.1 million associated with a debt redemption and (ii) a pre-tax expense of $16.4 million associated with environmental remediation reserve requirements. Net loss for the third quarter of fiscal 2015 included (i) a pre-tax expense of $50.0 million associated with a legal settlement and (ii) a pre-tax expense of $29.5 million associated with environmental remediation reserve requirements.
  Adjusted EBITDAP (Non-GAAP measure*) for the third quarter of fiscal 2016 was $34.5 million, or 7.4% of net sales, compared to $35.7 million, or 8.1% of net sales, for the third quarter of fiscal 2015.
  Segment performance (Non-GAAP measure*) before environmental remediation provision adjustments, retirement benefit plan expense, net, and unusual items was $41.0 million for the third quarter of fiscal 2016, compared to $55.9 million for the third quarter of fiscal 2015.
  Cash provided by operating activities in the third quarter of fiscal 2016 totaled $45.1 million, compared to $42.1 million of cash provided by operating activities in the third quarter of fiscal 2015.
  As of September 30, 2016, we had $2.3 billion of funded backlog compared to $2.4 billion as of November 30, 2015.

First nine months of fiscal 2016 compared to first nine months of fiscal 2015

  Net sales for the first nine months of fiscal 2016 totaled $1,229.1 million compared to $1,221.8 million for the first nine months of fiscal 2015. Sales for the first nine months of fiscal 2015 included $42.0 million related to the sale of 550 acres of land.
  Net loss for the first nine months of fiscal 2016 was $(0.1) million, or $0.00 loss per share, compared to net loss of $(23.9) million, or $(0.39) loss per share, for the first nine months of fiscal 2015. Net loss for the first nine months of fiscal 2016 included (i) a pre-tax charge of $34.1 million associated with a debt redemption and (ii) a pre-tax expense of $16.9 million associated with environmental remediation reserve requirements. Net loss for the first nine months of fiscal 2015 included the following: (i) a pre-tax expense of $50.0 million associated with a legal settlement; (ii) a pre-tax expense of $33.2 million associated with environmental remediation reserve requirements; and (iii) an after-tax gain of $17.9 million related to the sale of 550 acres of land.
  Adjusted EBITDAP (Non-GAAP measure*) for the first nine months of fiscal 2016 was $126.0 million, or 10.3% of net sales, compared to $156.3 million, or 12.8% of net sales, for the first nine months of fiscal 2015.
  Segment performance (Non-GAAP measure*) before environmental remediation provision adjustments, retirement benefit plan expense, net, and unusual items was $117.4 million for the first nine months of fiscal 2016, compared to $167.4 million for the first nine months of fiscal 2015.
  Cash provided by operating activities in the first nine months of fiscal 2016 totaled $48.9 million, compared to $70.5 million of cash provided by operating activities in the first nine months of fiscal 2015. Cash provided by operating activities for the first nine months of fiscal 2015 included $40.0 million of cash related to the sale of the 550 acres of land.

_________
* The Company provides Non-GAAP measures as a supplement to financial results based on accounting principles generally accepted in the United States (“GAAP”). A reconciliation of the Non-GAAP measures to the most directly comparable GAAP measures is included at the end of the release.

“We are pleased with the growth in third quarter net sales which reflects the continued focus on delivering program performance to our customers,” said Eileen Drake, CEO and President of Aerojet Rocketdyne Holdings, Inc. “Our ongoing efforts associated with the Competitive Improvement Program are achieving cost reductions ahead of schedule which strengthens our foundation that will enable us to create value for all of our stakeholders well into the future.”

Operations Review

Aerospace and Defense Segment

	Three months ended September 30,	Three months ended August 31,	Nine months ended September 30,	Nine months ended August 31,
	2016	2015	2016	2015
		As Restated		As Restated
	(In millions, except percentage amounts)
Net sales	$462.2	$439.4	$1,224.3	$1,175.1
Segment performance	24.2	(37.0)	88.7	14.3
Segment margin	5.2%	(8.4)%	7.2%	1.2%
Segment margin before environmental remediation provision adjustments, retirement benefit plan expense, net, Rocketdyne purchase accounting adjustments, and unusual items (Non-GAAP measure)	9.8%	13.9%	10.5%	12.9%
Components of segment performance:
Aerospace and Defense	$45.1	$60.9	$129.1	$151.7
Environmental remediation provision adjustments	(16.4)	(29.4)	(16.8)	(32.7)
Retirement benefit plan benefit (expense), net	0.6	(12.5)	(9.4)	(37.6)
Unusual items	(0.2)	(50.1)	—	(49.4)
Rocketdyne purchase accounting adjustments not allocable to the Company’s U.S. government contracts:
Amortization of the Rocketdyne Business’ intangible assets	(3.0)	(3.0)	(9.0)	(9.0)
Depreciation associated with the step-up in the fair value of the Rocketdyne Business’ tangible assets	(1.8)	(2.8)	(5.0)	(8.4)
Cost of sales associated with the step-up in the fair value of the Rocketdyne Business’ inventory	(0.1)	(0.1)	(0.2)	(0.3)
Aerospace and Defense total	$24.2	$(37.0)	$88.7	$14.3

The increase in net sales in the third quarter of fiscal 2016 compared to the third quarter of fiscal 2015 was primarily due to an increase of $18.9 million in space programs that was driven by increased deliveries on the multi-year RL10 program.

The increase in net sales in the first nine months of fiscal 2016 compared to the first nine months of fiscal 2015 was primarily due to the following: (i) an increase of $46.0 million in space programs primarily driven by increased work on the Commercial Crew Development program and the RL10 program as a result of deliveries on this multi-year contract; (ii) an increase of $21.9 million on the PAC-3 contracts associated with the timing of deliveries; and (iii) an increase of $19.1 million on the HAWK contract that started generating sales in the second half of fiscal 2015. These factors were partially offset due to a decrease of $40.6 million in the various Standard Missile contracts primarily from timing of deliveries on the Standard Missile-3 Block IB contract and Standard Missile MK72 booster contract.

The decrease in the segment margin before environmental remediation provision adjustments, retirement benefit plan expense, net, Rocketdyne purchase accounting adjustments, and unusual items in the third quarter of fiscal 2016 compared to the third quarter of fiscal 2015 was primarily due to (i) the settlement of the Antares AJ-26 program resulting in a gross contract benefit of $11.2 million in the third quarter of fiscal 2015 and (ii) funding of $13.1 million to the Company’s tax-qualified pension plan during the third quarter of fiscal 2016.

The decrease in the segment margin before environmental remediation provision adjustments, retirement benefit plan expense, net, Rocketdyne purchase accounting adjustments, and unusual items in the first nine months of fiscal 2016 compared to the first nine months of fiscal 2015 was primarily due to the following: (i) a gross contract benefit of $7.9 million in the first nine months of fiscal 2015 associated with the Antares AJ-26 Settlement Agreement; (ii) cost growth and manufacturing inefficiencies in the current period on electric propulsion contracts and (iii) funding of $28.1 million to the Company’s tax-qualified pension plan during the first nine months of fiscal 2016.

AR1 Research and Development

Company-sponsored research and development (“R&D”) expenses (reported as a component of cost of sales) are generally reimbursed via allocation of such expenses among all contracts and programs in progress under U.S. government contractual arrangements. The Company’s newest large liquid booster engine development project, the AR1, recorded $37.3 million of such reimbursable costs from inception through September 30, 2016. During the third quarter of fiscal 2015, the Company began separately reporting the portion of the engine development expenses associated with the AR1 project which were currently not reimbursed via allocation across all contracts and programs in progress under U.S. governmental contractual arrangements.

In February 2016, the U.S. Air Force selected Aerojet Rocketdyne and United Launch Alliance (“ULA"”) to share in a public-private partnership to develop jointly the AR1 engine. The total agreement is valued at $804 million with the U.S. Air Force investing two-thirds of the funding required to complete development of the AR1 engine by 2019. The work is expected to be completed no later than December 31, 2019. The U.S. Air Force has obligated $115.3 million with Aerojet Rocketdyne contributing $52.7 million and ULA contributing $5.0 million. The total potential U.S. government investment, including all options, is $536 million. The total potential investment by Aerojet Rocketdyne and its partners, including all options, is $268 million. Under the terms of the AR1 agreement, the U.S. Air Force contributions are recognized proportionately as an offset to R&D expenses. In the event the Company records a receivable for a milestone prior to expending the prospective proportional share to be contributed by the Company, the amount is recorded as an accrued liability until earned. Through September 30, 2016, the Company has recorded receivables in the aggregate from the U.S. Air Force and ULA of $66.0 million (of which $52.5 million has been collected) related to AR1 engine development which was recorded as a reduction of the AR1 R&D costs.

From inception through September 30, 2016, AR1 costs not charged to U.S. governmental contractual arrangements and therefore not reimbursed amounted to $32.1 million, bringing the inception to date AR1 R&D costs incurred through September 30, 2016 to $135.4 million. The AR1 inception to date project costs are summarized as follows (in millions):

AR1 R&D costs incurred	$135.4
Less amounts funded by the U.S. Air Force	(61.7)
Less amounts funded by ULA	(4.3)
AR1 R&D costs net of reimbursements	69.4
AR1 R&D costs expensed and not applied to contracts	(32.1)
Net AR1 R&D costs applied to contracts	$37.3

Backlog

A summary of the Company’s backlog is as follows:

	September 30, 2016	November 30, 2015
	(In billions)
Funded backlog	$2.3	$2.4
Unfunded backlog	1.5	1.7
Total contract backlog	$3.8	$4.1

Total backlog includes both funded backlog (unfilled orders for which funding is authorized, appropriated and contractually obligated by the customer) and unfunded backlog (firm orders for which funding has not been appropriated). Indefinite delivery and quantity contracts and unexercised options are not reported in total backlog. Backlog is subject to funding delays or program restructurings/cancellations which are beyond the Company’s control. Of the Company’s September 30, 2016 total contract backlog, approximately 45%, or $1.7 billion, is expected to be filled within one year.

Real Estate Segment

	Three months ended September 30,	Three months ended August 31,	Nine months ended September 30,	Nine months ended August 31,
	2016	2015	2016	2015
	(In millions)
Net sales	$1.6	$1.6	$4.8	$46.7
Segment performance	0.8	0.9	2.5	33.4

During the second quarter of fiscal 2015, the Company recognized net sales of $42.0 million associated with a land sale of approximately 550 acres which resulted in a pre-tax gain of $30.6 million.

Additional Information

Costs included in loss from continuing operations before income taxes for the periods presented are as follows:

	Three months ended September 30,	Three months ended August 31,	Nine months ended September 30,	Nine months ended August 31,
	2016	2015	2016	2015
		As Restated		As Restated
	(In millions)
Rocketdyne Business acquisition costs not allocable to the Company’s U.S. government contracts:
Amortization of the Rocketdyne Business intangible assets	$3.0	$3.0	$9.0	$9.0
Depreciation associated with the step-up in the fair value of the Rocketdyne Business’ tangible assets	1.8	2.8	5.0	8.4
Cost of sales associated with the step-up in the fair value of the Rocketdyne Business’ inventory	0.1	0.1	0.2	0.3
Total Rocketdyne Business acquisition costs	4.9	5.9	14.2	17.7
Other costs
Retirement benefit expense	17.3	16.8	51.7	50.6
Environmental remediation provision adjustments	16.4	29.5	16.9	33.2
Loss on debt	34.1	1.1	34.5	1.8
Stock-based compensation expense	2.3	2.3	7.7	10.7
Total other costs	70.1	49.7	110.8	96.3
	$75.0	$55.6	$125.0	$114.0

Debt Activity

The Company’s debt principal activity since November 30, 2015 was as follows:

	November 30, 2015	Borrowings	Cash Payments	Non-cash Activity	September 30, 2016
	(In millions)
Term loan	$93.8	$400.0	$(98.8)	$—	$395.0
Revolver	—	100.0	—	—	100.0
7.125% Second-Priority Senior Secured Notes (“7 1/8% Notes”)	460.0	—	(484.6)	24.6	—
4 1/16% Convertible Subordinated Debentures(“4 1/16% Debentures”)	84.6	—	—	(43.0)	41.6
2 1/4% Convertible Subordinated Debentures	0.2	—	—	—	0.2
Delayed draw term loan	13.0	—	(13.0)	—	—
Other debt	0.4	—	(0.2)	—	0.2
Total Debt and Borrowing Activity	$652.0	$500.0	$(596.6)	$(18.4)	$537.0

As of September 30, 2016, the Company had $204.7 million of available borrowings under its senior credit facility.

In July 2016, $43.0 million of 4 1/16% Debentures were converted to 4.8 million shares of common stock.

On July 18, 2016, the Company redeemed $460.0 million principal amount of its 7 1/8% Notes, representing all of the outstanding 7 1/8% Notes, at a redemption price equal to 105.344% of the principal amount, plus accrued and unpaid interest. The Company incurred a pre-tax charge of $34.1 million in the third quarter of fiscal 2016 associated with the extinguishment of the 7 1/8% Notes. The $34.1 million pre-tax charge was the result of the $24.6 million paid in excess of the par value and $9.5 million associated with the write-off of unamortized deferred financing costs. The Company funded the redemption in part through a $400.0 million drawdown from its Term Loan facility.

Change in Fiscal Year End

On January 20, 2016, the Company’s board of directors approved a change in the Company’s fiscal year-end from November 30 of each year to December 31 of each year. The fiscal year of the Company’s subsidiary, Aerojet Rocketdyne, ends on the last Saturday in December.  The audited results for the month ended December 31, 2015 will be included in the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2016.

Forward-Looking Statements

This release may contain certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. Such statements in this release and in subsequent discussions with the Company’s management are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained herein and in subsequent discussions with the Company’s management that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. A variety of factors could cause actual results or outcomes to differ materially from those expected and expressed in the Company’s forward-looking statements. Some important risk factors that could cause actual results or outcomes to differ from those expressed in the forward-looking statements include, but are not limited to, the following:

  future reductions or changes in U.S. government spending;
  cancellation or material modification of one or more significant contracts;
  negative audit findings of the Company’s business by the U.S. government;
  cost overruns on the Company’s contracts that require the Company to absorb excess costs;
  failure of the Company’s subcontractors or suppliers to perform their contractual obligations;
  failure to secure contracts;
  failure to comply with regulations applicable to contracts with the U.S. government;
  failure to comply with applicable laws, including laws relating to export controls and anti-corruption or bribery laws;
  the Company’s Cost Improvement Program may not be successful in aligning the Company’s operations to current market conditions;
  the Company’s international sales are subject to applicable laws relating to export controls, the violation of which could adversely affect its operations;
  costs and time commitment related to potential and/or actual acquisition activities may exceed expectations;
  the Company’s inability to adapt to rapid technological changes;
  failure of the Company’s information technology infrastructure including a successful cyber-attack, accident or security breach that could result in disruptions to the Company’s operations;
  product failures, schedule delays or other problems with existing or new products and systems;
  the release, or explosion, or unplanned ignition of dangerous materials used in the Company’s businesses;
  loss of key qualified suppliers of technologies, components, and materials;
  the funded status of the Company’s defined benefit pension plan and the Company’s obligation to make cash contributions in excess of the amount that the Company can recover in its current period overhead rates;
  effects of changes in discount rates and actuarial estimates, actual returns on plan assets, and government regulations on defined benefit pension plans;
  the possibility that environmental and other government regulations that impact the Company become more stringent or subject the Company to material liability in excess of its established reserves;
  environmental claims related to the Company’s current and former businesses and operations including the inability to protect or enforce previously executed environmental agreements;
  reductions in the amount recoverable from environmental claims;
  the results of significant litigation;
  significant risk exposures and potential liabilities that are inadequately covered by indemnity or insurance;
  inability to protect the Company’s patents and proprietary rights;
  business disruptions to the extent not covered by insurance;
  the earnings and cash flows of the Company’s subsidiaries and the inability to distribute those earnings to the Company;
  the substantial amount of debt which places significant demands on the Company’s cash resources and could limit the Company’s ability to borrow additional funds or expand its operations;
  the Company’s ability to comply with the financial and other covenants contained in the Company’s debt agreements;
  risks inherent to the real estate market;
  changes in economic and other conditions in the Sacramento, California metropolitan area real estate market or changes in interest rates affecting real estate values in that market;
  additional costs related to past or future divestitures;
  the loss of key employees and shortage of available skilled employees to achieve anticipated growth;
  a strike or other work stoppage or the Company’s inability to renew collective bargaining agreements on favorable terms;
  fluctuations in sales levels causing the Company’s quarterly operating results and cash flows to fluctuate;
  restatement of previously issued consolidated financial statements may lead to additional risks and uncertainties;
  the estimates or judgments the Company makes, or the assumptions the Company relies on, in preparing consolidated financial statements could prove to be inaccurate;
  failure to maintain effective internal controls in accordance with the Sarbanes-Oxley Act; and
  those risks detailed in the Company’s reports filed with the SEC.

About Aerojet Rocketdyne Holdings, Inc.

Aerojet Rocketdyne Holdings, Inc. is an innovative company delivering solutions that create value for its customers in the aerospace and defense markets. The company is a world-recognized aerospace and defense leader that provides propulsion and energetics to the space, missile defense and strategic systems, tactical systems and armaments areas, in support of domestic and international markets. Additional information about Aerojet Rocketdyne can be obtained by visiting the Company’s websites at www.Rocket.com and www.AerojetRocketdyne.com.

(Tables to follow)

Aerojet Rocketdyne Holdings, Inc.
Unaudited Condensed Consolidated Statement of Operations
	Three months ended September 30,	Three months ended August 31,	Nine months ended September 30,	Nine months ended August 31,
	2016	2015	2016	2015
		As Restated		As Restated
	(In millions, except per share amounts)
Net sales	$463.8	$441.0	$1,229.1	$1,221.8
Operating costs and expenses:
Cost of sales (exclusive of items shown separately below)	405.4	373.1	1,071.6	1,031.2
AR1 research and development	—	8.3	—	10.5
Selling, general and administrative	10.8	11.5	36.0	40.7
Depreciation and amortization	15.4	16.1	45.9	48.5
Other expense, net:
Loss on debt	34.1	1.1	34.5	1.8
Legal settlement	—	50.0	—	50.0
Other	17.5	29.3	19.1	33.1
Total operating costs and expenses	483.2	489.4	1,207.1	1,215.8
Operating (loss) income	(19.4)	(48.4)	22.0	6.0
Non-operating (income) expense:
Interest income	(0.1)	(0.1)	(0.4)	(0.2)
Interest expense	5.9	11.9	27.4	38.5
Total non-operating expense, net	5.8	11.8	27.0	38.3
Loss from continuing operations before income taxes	(25.2)	(60.2)	(5.0)	(32.3)
Income tax benefit	(14.2)	(21.7)	(5.1)	(7.6)
(Loss) income from continuing operations	(11.0)	(38.5)	0.1	(24.7)
(Loss) income from discontinued operations, net of income taxes	(0.1)	0.6	(0.2)	0.8
Net loss	$(11.1)	$(37.9)	$(0.1)	$(23.9)
Loss Per Share of Common Stock
Basic and Diluted:
(Loss) income from continuing operations	$(0.17)	$(0.62)	$—	$(0.40)
(Loss) income from discontinued operations, net of income taxes	—	0.01	—	0.01
Net loss	$(0.17)	$(0.61)	$—	$(0.39)
Weighted average shares of common stock outstanding, basic	67.0	61.8	64.6	60.5
Weighted average shares of common stock outstanding, diluted	67.0	61.8	64.7	60.5

Aerojet Rocketdyne Holdings, Inc.
Unaudited Operating Segment Information
	Three months ended September 30,	Three months ended August 31,	Nine months ended September 30,	Nine months ended August 31,
	2016	2015	2016	2015
		As Restated		As Restated
	(In millions)
Net Sales:
Aerospace and Defense	$462.2	$439.4	$1,224.3	$1,175.1
Real Estate	1.6	1.6	4.8	46.7
Total Net Sales	$463.8	$441.0	$1,229.1	$1,221.8
Segment Performance:
Aerospace and Defense	$40.2	$55.0	$114.9	$134.0
Environmental remediation provision adjustments	(16.4)	(29.4)	(16.8)	(32.7)
Retirement benefit plan benefit (expense), net (1)	0.6	(12.5)	(9.4)	(37.6)
Unusual items	(0.2)	(50.1)	—	(49.4)
Aerospace and Defense Total	24.2	(37.0)	88.7	14.3
Real Estate	0.8	0.9	2.5	33.4
Total Segment Performance	$25.0	$(36.1)	$91.2	$47.7
Reconciliation of segment performance to loss from continuing operations before income taxes:
Segment performance	$25.0	$(36.1)	$91.2	$47.7
Interest expense	(5.9)	(11.9)	(27.4)	(38.5)
Interest income	0.1	0.1	0.4	0.2
Stock-based compensation expense	(2.3)	(2.3)	(7.7)	(10.7)
Corporate retirement benefit plan expense	(4.8)	(4.3)	(14.2)	(13.0)
Corporate and other expense, net	(3.2)	(4.6)	(12.8)	(16.2)
Unusual items	(34.1)	(1.1)	(34.5)	(1.8)
Loss from continuing operations before income taxes	$(25.2)	$(60.2)	$(5.0)	$(32.3)

_____
(1)  Retirement benefit plan benefit (expense), net is net of cash funding to the Company’s tax-qualified defined benefit pension plan which are recoverable costs under the Company’s U.S. government contracts. The Company funded $13.1 million and $28.1 million to its tax-qualified defined benefit pension plan that will be recovered in the Company’s fiscal 2016 U.S. government contracts for the three and nine months ended September 30, 2016, respectively.

The Company evaluates its operating segments based on several factors, of which the primary financial measure is segment performance. Segment performance represents net sales from continuing operations less applicable costs, expenses and unusual items relating to the segment operations. Segment performance excludes corporate income and expenses, unusual items not related to the segment operations, interest expense, interest income, and income taxes. The Company believes that segment performance provides information useful to investors in understanding its underlying operational performance. Specifically, the Company believes the exclusion of the items listed above permits an evaluation and a comparison of results for ongoing business operations. It is on this basis that management internally assesses the financial performance of its segments.

Aerojet Rocketdyne Holdings, Inc.
Unaudited Condensed Consolidated Balance Sheet
	September 30, 2016	December 31, 2015	November 30, 2015
	(In millions)
ASSETS
Current Assets
Cash and cash equivalents	$129.3	$208.5	$211.1
Accounts receivable	147.3	169.5	171.5
Inventories	157.2	156.2	157.5
Recoverable from the U.S. government and other third parties for environmental remediation costs	26.5	24.0	24.0
Receivable from Northrop Grumman Corporation (“Northrop”)	6.0	6.0	6.0
Other current assets, net	82.5	69.2	64.4
Deferred income taxes	24.8	36.5	28.1
Total Current Assets	573.6	669.9	662.6
Noncurrent Assets
Property, plant and equipment, net	359.7	363.3	365.8
Real estate held for entitlement and leasing	90.4	86.2	86.2
Recoverable from the U.S. government and other third parties for environmental remediation costs	241.5	207.2	210.4
Receivable from Northrop	62.3	63.2	62.7
Deferred income taxes	273.7	288.3	286.7
Goodwill	158.1	158.1	158.1
Intangible assets	97.7	107.7	108.8
Other noncurrent assets, net	95.0	81.6	82.0
Total Noncurrent Assets	1,378.4	1,355.6	1,360.7
Total Assets	$1,952.0	$2,025.5	$2,023.3
LIABILITIES, REDEEMABLE COMMON STOCK, AND STOCKHOLDERS’ DEFICIT
Current Liabilities
Short-term borrowings and current portion of long-term debt, net of deferred financing costs	$20.3	$5.3	$5.3
Accounts payable	76.3	64.2	105.2
Reserves for environmental remediation costs	37.4	32.6	32.6
Postretirement medical and life insurance benefits	6.0	6.0	6.0
Advance payments on contracts	204.0	230.9	203.7
Other current liabilities	147.0	203.1	201.3
Total Current Liabilities	491.0	542.1	554.1
Noncurrent Liabilities
Senior debt, net of deferred financing costs	472.9	86.8	88.1
Second-priority senior notes, net of deferred financing costs	—	449.4	449.4
Convertible subordinated notes	41.6	84.8	84.8
Other debt, net of deferred financing costs	—	12.7	12.8
Reserves for environmental remediation costs	315.9	269.7	273.5
Pension benefits	556.1	580.6	566.2
Postretirement medical and life insurance benefits	43.0	44.8	45.5
Other noncurrent liabilities	95.4	95.2	94.4
Total Noncurrent Liabilities	1,524.9	1,624.0	1,614.7
Total Liabilities	2,015.9	2,166.1	2,168.8
Commitments and contingencies
Redeemable common stock	1.1	1.6	0.9
Stockholders’ Deficit
Preference stock	—	—	—
Common stock	6.9	6.5	6.5
Other capital	392.2	342.6	340.1
Treasury stock at cost	(64.5)	(64.5)	(64.5)
Accumulated deficit	(79.9)	(79.8)	(86.8)
Accumulated other comprehensive loss, net of income taxes	(319.7)	(347.0)	(341.7)
Total Stockholders’ Deficit	(65.0)	(142.2)	(146.4)
Total Liabilities, Redeemable Common Stock and Stockholders’ Deficit	$1,952.0	$2,025.5	$2,023.3

Aerojet Rocketdyne Holdings, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
	Nine months ended September 30,	Nine months ended August 31,
	2016	2015
		As Restated
	(In millions)
Operating Activities
Net loss	$(0.1)	$(23.9)
Adjustments to reconcile net loss to net cash provided by operating activities:
Loss (income) from discontinued operations, net of income taxes	0.2	(0.8)
Depreciation and amortization	45.9	48.5
Amortization of deferred financing costs	1.7	2.0
Stock-based compensation	7.7	10.7
Retirement benefit expense	51.7	50.6
Loss on debt repurchased	34.5	1.8
Loss on disposal and sale of assets	0.4	0.2
Tax benefit on stock-based awards	(0.3)	(2.0)
Changes in assets and liabilities:
Changes in assets and liabilities	(92.8)	(16.6)
Net Cash Provided by Operating Activities	48.9	70.5
Investing Activities
Proceeds from sale of technology	0.5	—
Capital expenditures	(30.5)	(17.9)
Net Cash Used in Investing Activities	(30.0)	(17.9)
Financing Activities
Proceeds from issuance of debt	500.0	—
Debt issuance costs	(3.7)	—
Debt repayments	(595.3)	(72.0)
Repurchase of shares to satisfy employee tax withholding obligations	(2.4)	(6.5)
Proceeds from shares issued under stock plans	3.0	1.3
Tax benefit on stock-based awards	0.3	2.0
Net Cash Used in Financing Activities	(98.1)	(75.2)
Net Decrease in Cash and Cash Equivalents	(79.2)	(22.6)
Cash and Cash Equivalents at Beginning of Period	208.5	265.9
Cash and Cash Equivalents at End of Period	$129.3	$243.3

Use of Non-GAAP Financial Measures

In addition to segment performance (discussed above), the Company provides the Non-GAAP financial measure of its operational performance called Adjusted EBITDAP. The Company uses this metric to further its understanding of the historical and prospective consolidated core operating performance of its segments, net of expenses resulting from the Company’s corporate activities in the ordinary, ongoing and customary course of its operations. Further, the Company believes that to effectively compare the core operating performance metrics from period to period on a historical and prospective basis, the metric should exclude items relating to retirement benefits, significant non-cash expenses, the impacts of financing decisions on earnings, and items incurred outside the ordinary, ongoing and customary course of its operations. Accordingly, the Company defines Adjusted EBITDAP as GAAP loss from continuing operations before income taxes adjusted to exclude interest expense, interest income, depreciation and amortization, retirement benefit expense net of cash funding to the Company’s tax-qualified defined benefit pension plan that are recoverable under the Company’s U.S. government contracts, and unusual items which the Company does not believe are reflective of such ordinary, ongoing and customary activities. Adjusted EBITDAP does not represent, and should not be considered an alternative to, net loss, as determined in accordance with GAAP.

	Three months ended September 30,	Three months ended August 31,	Nine months ended September 30,	Nine months ended August 31,
	2016	2015	2016	2015
		As Restated		As Restated
	(In millions, except percentage amounts)
Loss from continuing operations before income taxes	$(25.2)	$(60.2)	$(5.0)	$(32.3)
Interest expense	5.9	11.9	27.4	38.5
Interest income	(0.1)	(0.1)	(0.4)	(0.2)
Depreciation and amortization	15.4	16.1	45.9	48.5
Retirement benefit expense, net	4.2	16.8	23.6	50.6
Unusual items	34.3	51.2	34.5	51.2
Adjusted EBITDAP	$34.5	$35.7	$126.0	$156.3
Adjusted EBITDAP as a percentage of net sales	7.4%	8.1%	10.3%	12.8%

In addition to segment performance and Adjusted EBITDAP, the Company provides the Non-GAAP financial measures of free cash flow and net debt. The Company uses these financial measures, both in presenting its results to stakeholders and the investment community, and in its internal evaluation and management of the business. Management believes that these financial measures are useful because it presents the Company’s business using the same tools that management uses to gauge progress in achieving its performance metrics for annual cash and long-term compensation incentive plans.

	Three months ended September 30,	Three months ended August 31,	Nine months ended September 30,	Nine months ended August 31,
	2016	2015	2016	2015
	(In millions)
Net Cash Provided by Operating Activities	$45.1	$42.1	$48.9	$70.5
Capital expenditures	(11.0)	(8.5)	(30.5)	(17.9)
Free cash flow(1)	$34.1	$33.6	$18.4	$52.6

_______
(1) Free Cash Flow, a Non-GAAP financial measure, is defined as cash flow from operating activities less capital expenditures. Free Cash Flow excludes any mandatory debt service requirements and other non-discretionary expenditures. Free Cash Flow should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to cash flows from operations presented in accordance with GAAP. The Company believes Free Cash Flow is useful as it provides supplemental information to assist investors in viewing the business using the same tools that management uses to gauge progress in achieving the Company’s goals.

	September 30, 2016	November 30, 2015
	(In millions)
Debt principal	$537.0	$652.0
Cash and cash equivalents	(129.3)	(211.1)
Net debt	$407.7	$440.9

Because the Company’s method for calculating the Non-GAAP measures may differ from other companies’ methods, the Non-GAAP measures presented above may not be comparable to similarly titled measures reported by other companies. These measures are not recognized in accordance with GAAP, and the Company does not intend for this information to be considered in isolation or as a substitute for GAAP measures.

Contact information:
Investors:
Kathy Redd, vice president and chief financial officer  916.355.2361
Pete Knudsen, director, investor relations  916.355.2252
Media:
Glenn Mahone, vice president, communications  202.302.9941